Exhibit 99.1

FY 2018 THIRD QUARTER EARNINGS

ADIENT

Adient reports third quarter 2018 financial results

July 26, 2018

- Q3 GAAP net income and EPS diluted of $54M and $0.58, respectively; Q3 adjusted-EPS diluted of $1.45
- Q3 Adjusted-EBIT and Adjusted-EBITDA of $206M and $319M, respectively
- Q3 free cash flow of $252M; the launch and initial sale of an accounts receivable financing facility provided an approximate $94M benefit to free cash flow
- Gross debt and net debt totaled $3,439M and $3,061M, respectively, at June 30, 2018

> "We are moving forward with great urgency to accelerate the pace of our operational improvements."
>
> Fritz Henderson, Interim Chief Executive Officer

FY 2018 Q3 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME attributable to Adient	EPS DILUTED
AS REPORTED	$4,494M	$99M	$54M	$0.58
vs. Q3 17	+12 %	-66 %	-73 %	-73 %
	ADJ. EBIT	ADJ. EBITDA	ADJ. NET INCOME attributable to Adient	ADJ. EPS DILUTED
AS ADJUSTED	$206M	$319M	$136M	$1.45
vs. Q3 17	-38 %	-25 %	-42 %	-42 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

RECENT DEVELOPMENTS


ADNT
LISTED
NYSE
ADIENT

Executing plans to improve cash flow, including asset sales and prioritization of capital expenditures.


ADIENT

Unconsolidated Seating (incl. SS&M) revenue increased to $2.4B in Q3; equity income of $75M.



Adient's aircraft seating concepts are generating strong customer interest, driving numerous RFIs and RFQs; the joint venture with Boeing is expected to begin operations once clearance from all anti-trust regulatory jurisdictions is secured.


Balance Sheet

Launched a €200M accounts receivable financing facility which provides a low-cost source of funds.

ADIENT / FISCAL THIRD QUARTER 2018 EARNINGS / 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING (incl SS&M)	UNCONSOL. INTERIORS	ADJ. EQUITY INCOME [a]	INTEREST EXPENSE	ADJ. EFFECTIVE TAX RATE [a]
Q3 18	**$4,494M**	**$2,407M**	**$2,358M**	**$94M**	**$39M**	**6.0%**
Q3 17	$4,007M	$2,163M	$2,224M	$98M	$31M	15.2%
	Futuris acquisition, China JV consolidation, and FX drove the y-o-y improvement	Up 11% y-o-y; up 8% excluding FX and the impact of JV consolidation	Up 6% y-o-y; down 1% excluding FX	Down 4% y-o-y; flat y-o-y excluding the impact of JV consolidation	In line with company expectations given the company's debt and cash positions	Q318 adj. effective tax rate reflects lower y-o-y earnings, geographic composition of earnings and reduced US tax rate

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

SEGMENT RESULTS

	SEATING		SS&M		INTERIORS	
	Q3 18	Q3 17	Q3 18	Q3 17	Q3 18	Q3 17
ADJ. EBITDA [a]	**$344M**	**$413M**	**$(18)M**	**$31M**	**$19M**	**$19M**
	Launch inefficiencies in NA and a lower mix of higher margin component sales were the primary drivers of the y-o-y decline		Segment results improved sequentially for the second consecutive quarter; launch inefficiencies and increased commodity costs were the primary drivers of the y-o-y decline		Lower volumes in NA and negative operating performance in Europe continue to weigh on results	

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Seating, SS&M, and Interiors do not contain central costs that are not allocated back to the operations. Prior period presentation of reportable segments has been recast to conform to current segment reporting structure

CASH FLOW & BALANCE SHEET

	Q3 18	Q3 17
OPERATING CASH FLOW	$390M	$157M
CAPITAL EXPENDITURES	$(138)M	$(115)M
FREE CASH FLOW	$252M	$42M

	6/30/18	9/30/17
CASH & CASH EQUIVALENTS	$378M	$709M
TOTAL DEBT	$3,439M	$3,478M
NET DEBT	$3,061M	$2,769M
NET LEVERAGE	2.29x	1.73x

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP.

FY 2018 OUTLOOK

- Revenue of ~$17.5 billion
- Adjusted-EBITDA of ~$1,250 million
- Adjusted-EBIT of ~$810 million (includes equity income of ~$380 million at current FX)
- Interest expense of ~$140 million
- Tax rate between 5% and 7%
- Adjusted net income between $535 and $555 million
- Capital expenditures of ~$575 million
- Free cash flow between $0 - $(100) million, excluding the impact of the accounts receivable financing facility

CONTACTS

MEDIA
MARY KAY DODERO
+1 734 254 7704
Mary.Kay.Dodero@adient.com

INVESTORS
MARK OSWALD
+1 734 254 3372
Mark.A.Oswald@adient.com

ADIENT / FISCAL THIRD QUARTER 2018 EARNINGS / 2

Adient is a global leader in automotive seating. With 85,000 employees operating in 238 manufacturing/assembly plants in 34 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat-making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing – and into more than 25 million vehicles every year. For more information on Adient, please visit adient.com. Cautionary Statement Regarding Forward-Looking Statements: Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 filed with the SEC on November 22, 2017 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT / FISCAL THIRD QUARTER 2018 EARNINGS / 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Unaudited) Three Months Ended June 30, (in millions, except per share data) 2018 2017* Net sales $ 4,494 $ 4,007 Cost of sales 4,248 3,636 Gross profit 246 371 Selling, general and administrative expenses 177 169 Restructuring and impairment costs 57 — Equity income 87 91 Earnings before interest and income taxes 99 293 Net financing charges 39 31 Income before income taxes 60 262 Income tax provision (benefit) (13) 39 Net income 73 223 Income attributable to noncontrolling interests 19 22 Net income attributable to Adient $ 54 $ 201 Diluted earnings per share $ 0.58 $ 2.14 Shares outstanding at period end 93.4 93.1 Diluted weighted average shares 93.7 93.9 * As disclosed at 2017 fiscal year end, prior period results have been revised to adjust equity income for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures and to adjust net sales and cost of sales to present certain components of a contract on a net basis. See footnote 4 for more information on these revisions.

Appendix Page 2 Adient plc Condensed Consolidated Statements of Financial Position (Unaudited) June 30, September 30, (in millions) 2018 2017 Assets Cash and cash equivalents $ 378 $ 709 Accounts receivable - net 2,234 2,224 Inventories 774 735 Other current assets 786 831 Current assets 4,172 4,499 Property, plant and equipment - net 2,402 2,502 Goodwill 2,216 2,515 Other intangible assets - net 501 543 Investments in partially-owned affiliates 1,764 1,793 Assets held for sale 66 — Other noncurrent assets 1,217 1,318 Total assets $ 12,338 $ 13,170 Liabilities and Shareholders' Equity Short-term debt $ 17 $ 38 Accounts payable and accrued expenses 3,175 3,402 Other current liabilities 833 888 Current liabilities 4,025 4,328 Long-term debt 3,422 3,440 Other noncurrent liabilities 697 782 Redeemable noncontrolling interests 41 28 Shareholders' equity attributable to Adient 3,840 4,279 Noncontrolling interests 313 313 Total liabilities and shareholders' equity $ 12,338 $ 13,170

Appendix Page 3 Adient plc Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended June 30, (in millions) 2018 2017* Operating Activities Net income attributable to Adient $ 54 $ 201 Income attributable to noncontrolling interests 19 22 Net income 73 223 Adjustments to reconcile net income (loss) to cash provided (used) by operating activities: Depreciation 103 84 Amortization of intangibles 12 4 Pension and postretirement benefit expense (benefit) (9) 1 Pension and postretirement contributions, net (3) (7) Equity in earnings of partially-owned affiliates, net of dividends received 113 (81) Deferred income taxes 10 (5) Non-cash impairment charges 52 — Equity-based compensation 13 11 Other 1 2 Changes in assets and liabilities: Receivables 246 235 Inventories (28) 11 Other assets (29) 55 Restructuring reserves (26) (72) Accounts payable and accrued liabilities (59) (298) Accrued income taxes (79) (6) Cash provided (used) by operating activities 390 157 Investing Activities Capital expenditures (138) (115) Sale of property, plant and equipment 3 10 Changes in long-term investments 1 — Loans to affiliates (11) — Cash provided (used) by investing activities (145) (105) Financing Activities (Decrease) in short-term debt (158) (13) Increase in long-term debt — 183 Repayment of long-term debt (1) (201) Share repurchases — (40) Cash dividends (26) (26) Dividends paid to noncontrolling interests (23) (30) Other 1 (1) Cash provided (used) by financing activities (207) (128) Effect of exchange rate changes on cash and cash equivalents (13) 16 Increase (decrease) in cash and cash equivalents $ 25 $ (60) * As disclosed at 2017 fiscal year end, prior period results have been revised to adjust equity income for inappropriately capitalized engineering costs at one of our non-consolidated joint ventures. See footnote 4 for more information on this revision.

Appendix Page 4 Footnotes 1. Segment Results During the second quarter of fiscal 2018, Adient restructured certain of its management organization resulting in a realignment of its reportable segments. Adient also began using adjusted EBITDA to assess the performance of its segments and ceased allocating certain corporate-related costs to its segments. Prior period segment information has been recast to align with this change in organizational structure, the use of a new performance metric and to reflect unallocated corporate-related costs. Pursuant to this change, Adient now operates in the following three reportable segments for financial reporting purposes: • Seating: This segment produces complete seat systems for automotive and other mobility applications, as well as certain components of complete seat systems, such as foam, trim and fabric. • Seat Structures & Mechanisms (SS&M): This segment produces seat structures and mechanisms for inclusion in complete seat systems that are produced by Adient or others. • Interiors: This segment, derived from Adient's global automotive interiors joint ventures, produces instrument panels, floor consoles, door panels, overhead consoles, cockpit systems, decorative trim and other products. Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental "Becoming Adient" costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker. Financial information relating to Adient's reportable segments is as follows: Three Months Ended June 30, (in millions) 2018 2017 Net Sales Seating $ 4,027 $ 3,620 SS&M 783 713 Eliminations (316) (326) Total net sales $ 4,494 $ 4,007

Appendix Page 5 Three Months Ended June 30, (in millions) 2018 2017 Adjusted EBITDA Seating $ 344 $ 413 SS&M (18) 31 Interiors 19 19 Corporate-related costs (1) (26) (39) Becoming Adient (2) (12) (20) Restructuring and impairment costs (3) (57) — Purchase accounting amortization (4) (17) (10) Restructuring related charges (5) (20) (10) Depreciation (6) (101) (83) Stock based compensation (7) (12) (8) Other items (8) (1) — Earnings before interest and income taxes 99 293 Net financing charges (39) (31) Income before income taxes $ 60 $ 262 (1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal, finance and marketing. (2) Reflects incremental expenses associated with becoming an independent company. Includes non-cash costs of $1 million and $4 million in the three months ended June 30, 2018 and 2017, respectively. (3) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 along with a $52 million pre-tax asset impairment charge ($37 million, net of tax) related to assets held for sale for the three months ended June 30, 2018. (4) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. (5) Reflects restructuring related charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. (6) For the three months ended June 30, 2018, depreciation excludes $3 million, which is included in restructuring related charges discussed above. For the three months ended June 30, 2017, depreciation excludes $1 million which is included in Becoming Adient costs discussed above. (7) Stock based compensation excludes $1 million and $3 million for the three months ended June 30, 2018 and 2017, respectively. These amounts are included in Becoming Adient costs discussed above. (8) The three months ended June 30, 2018 includes $6 million of integration costs associated with the acquisition of Futuris and $4 million of non-recurring consulting fees related to SS&M, partially offset by $9 million of other post-employment benefit (OPEB) income related to the termination of a retiree medical plan.

Appendix Page 6 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings per share: Three Months Ended June 30, (in millions) 2018 2017 Income available to shareholders Net income (loss) attributable to Adient $ 54 $ 201 Basic and diluted income available to shareholders $ 54 $ 201 Weighted average shares outstanding Basic weighted average shares outstanding 93.4 93.4 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards 0.3 0.5 Diluted weighted average shares outstanding 93.7 93.9

Appendix Page 7 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures may assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to FY 2018 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. • Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales. • Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate- related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. • Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, Becoming Adient/separation costs, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits. • Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. • Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. • Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual items impacting equity income. • Free cash flow is defined as cash from operating activities less capital expenditures. • Net debt is calculated as gross debt less cash and cash equivalents. • Net leverage is calculated as net debt divided by the last twelve months of adjusted EBITDA. Summarized Income Statement Information

Appendix Page 8 Three Months Ended June 30, 2018 2017 As As As As (in millions, except per share data) reported adjusted reported adjusted Net sales $ 4,494 $ 4,494 $ 4,007 $ 4,007 Equity income 87 94 91 98 Earnings before interest and income taxes 99 206 293 333 Earnings before interest, income taxes, depreciation and amortization N/A 319 N/A 424 Net financing charges 39 39 31 31 Income before income taxes 60 167 262 302 Income tax provision (13) 10 39 46 Net income (loss) attributable to Adient 54 136 201 234 Diluted earnings per share 0.58 1.45 2.14 $ 2.49 The following table reconciles equity income to adjusted equity income: Three Months Ended June 30, (in millions) 2018 2017 Equity income $ 87 $ 91 Purchase accounting amortization (3) 5 6 Restructuring related charges (4) 2 1 Adjusted equity income $ 94 $ 98

Appendix Page 9 The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA: Three Months Ended June 30, (in millions) 2018 2017 Net income (loss) attributable to Adient $ 54 $ 201 Income attributable to noncontrolling interests 19 22 Income tax provision (13) 39 Financing charges 39 31 Earnings before interest and income taxes 99 293 Becoming Adient (1) 12 20 Restructuring and impairment costs (2) 57 — Purchase accounting amortization (3) 17 10 Restructuring related charges (4) 20 10 Other items (7) 1 — Adjusted EBIT 206 333 Stock based compensation (9) 12 8 Depreciation (10) 101 83 Adjusted EBITDA $ 319 $ 424 Net sales $ 4,494 $ 4,007 Adjusted EBIT $ 206 $ 333 Adjusted EBIT margin 4.6% 8.3% Segment Performance: Three months ended June 30, 2018 Corporate/ Seating SS&M Interiors Eliminations Consolidated Net sales $ 4,027 $ 783 N/A $ (316) $ 4,494 Adjusted EBITDA $ 344 $ (18) $ 19 $ (26) $ 319 Adjusted EBITDA margin 8.5% -2.3% N/A N/A 7.1% Three months ended June 30, 2017 Corporate/ Seating SS&M Interiors Eliminations Consolidated Net sales $ 3,620 $ 713 N/A $ (326) $ 4,007 Adjusted EBITDA $ 413 $ 31 $ 19 $ (39) $ 424 Adjusted EBITDA margin 11.4% 4.3% N/A N/A 10.6%

Appendix
Page 10

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended June 30,					
	2018			2017		
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income before income taxes	Tax impact	Effective tax rate
As reported	$ 60	$ (13)	-21.7%	$ 262	$ 39	14.9%
Adjustments	107	23	21.5%	40	7	17.5%
As adjusted	$ 167	$ 10	6.0%	$ 302	$ 46	15.2%

The following table reconciles net income (loss) attributable to Adient to adjusted net income attributable to Adient:

(in millions)	Three Months Ended June 30, 2018	2017
Net income (loss) attributable to Adient	$ 54	$ 201
Becoming Adient [1]	12	20
Restructuring and impairment costs [2]	57	—
Purchase accounting amortization [3]	17	10
Restructuring related charges [4]	20	10
Other items [7]	1	—
Impact of adjustments on noncontrolling interests	(2)	—
Tax impact of above adjustments and other tax items	(23)	(7)
Adjusted net income attributable to Adient	$ 136	$ 234

The following table reconciles diluted earnings per share as reported to adjusted diluted earnings per share:

	Three Months Ended June 30, 2018	2017
Diluted earnings per share as reported	$ 0.58	$ 2.14
Becoming Adient [1]	0.13	0.20
Restructuring and impairment costs [2]	0.61	—
Purchase accounting amortization [3]	0.18	0.11
Restructuring related charges [4]	0.21	0.11
Other items [7]	0.01	—
Impact of adjustments on noncontrolling interests	(0.02)	—
Tax impact of above adjustments and other tax items	(0.25)	(0.07)
Adjusted diluted earnings per share	$ 1.45	$ 2.49

Appendix Page 11 The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA: Twelve Months Ended June 30, September 30, (in millions) 2018 2017 Net income attributable to Adient $ 14 $ 877 Income attributable to noncontrolling interests 81 85 Income tax provision 219 99 Net financing charges 142 132 Becoming Adient (1) 87 95 Separation costs (1) — 10 Restructuring and impairment costs (2) 412 46 Purchase accounting amortization (3) 66 43 Restructuring related charges (4) 52 37 Pension mark-to-market (5) (45) (45) Gain on previously held interest (6) (151) (151) Other items (8) 40 16 Stock based compensation (9) 40 29 Depreciation (10) 382 332 Adjusted EBITDA $ 1,339 $ 1,605 The following table presents net debt and net leverage ratio calculations: June 30, September 30, (in millions, except net leverage) 2018 2017 Cash $ 378 $ 709 Total debt 3,439 3,478 Net debt $ 3,061 $ 2,769 Adjusted EBITDA (last twelve months) $ 1,339 $ 1,605 Net leverage: 2.29 x 1.73 x The following table reconciles cash from operating activities to free cash flow: Three Months Ended June 30, (in millions) 2018 2017 Operating cash flow $ 390 $ 157 Capital expenditures (138) (115) Free cash flow $ 252 $ 42

Appendix Page 12 The following table reconciles adjusted EBITDA to Free cash flow: Three Months Ended (in millions) June 30, 2018 Adjusted EBITDA $ 319 (-) Interest paid (17) (-) Taxes paid (56) (-) Restructuring (cash) (39) (+/-) Change in trade working capital 119 (+/-) Net equity in earnings 106 (+/-) Other (42) Operating cash flow $ 390 Capital expenditures (138) Free cash flow $ 252 (1) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Separation costs reflect expenses associated with, and incurred prior to, the separation from Johnson Controls International plc. Of the $12 million of Becoming Adient costs in the three months ended June 30, 2018, $9 million is included within cost of sales and $3 million is included within selling, general and administrative expenses. Of the $20 million of Becoming Adient costs in the three months ended June 30, 2017, $14 million is included within cost of sales and $6 million is included within selling, general and administrative expenses. Of the $87 million of Becoming Adient costs in the twelve months ended June 30, 2018, $56 million is included within cost of sales and $31 million is included within selling, general and administrative expenses. Of the $95 million of Becoming Adient costs in the twelve months ended September 30, 2017, $55 million is included within cost of sales and $40 million is included within selling, general and administrative expenses. The $10 million of separation costs in the twelve months ended September 30, 2017 is included within selling, general and administrative expenses. (2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. Also included in the three months ended June 30, 2018 is a $52 million pretax asset impairment charge ($37 million, net of tax) related to assets held for sale and included in the twelve months ended June 30, 2018 is a $299 million pretax goodwill impairment charge ($279 million, net of tax) related to SS&M. (3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. Of the $17 million in the three months ended June 30, 2018, $12 million is included within selling, general and administrative expenses, and $5 million is included within equity income. Of the $10 million in the three months ended June 30, 2017, $1 million is included within cost of sales, $3 million is included within selling, general and administrative expenses and $6 million is included within equity income. Of the $66 million in the twelve months ended June 30, 2018, $1 million is included within cost of sales, $43 million is included within selling, general and administrative expenses, and $22 million is included within equity income. Of the $43 million in the twelve months ended September 30, 2017, $1 million is included within cost of sales, $20 million is included within selling, general and administrative expenses, and $22 million is included within equity income. (4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420. Of the $20 million in the three months ended June 30, 2018, $18 million is included within cost of sales and $2 million is included within equity income. Of the $10 million in the three months ended June 30, 2017, $9 million is included within cost of sales and $1 million is included within equity income. Of the $52 million in the twelve months ended June 30, 2018, $45 million is included within cost of sales, $3 million is included within selling, general and administrative expenses and $4 million is included within equity income. Of the $37 million in the twelve months ended September 30, 2017, $34 million is included within cost of sales, $2 million is included within selling, general and administrative expenses and $1 million is included within equity income. (5) Reflects net mark-to-market adjustments on pension and postretirement plans. Of the $45 million gain in the twelve months ended June 30, 2018 and September 30, 2017, $4 million is included within cost of sales and $41 million is included within selling, general and administrative expenses.

Appendix Page 13 (6) In 2017, an amendment to the rights agreement with a Seating affiliate in China was finalized, giving Adient control of the previously non-consolidated JV. Adient began consolidating the affiliate in July 2017 and was required to apply purchase accounting, including recognizing a gain on our previously held interest, which has been recorded in equity income. (7) The three months ended June 30, 2018 includes $6 million of integration costs associated with the acquisition of Futuris, of which $5 million is included within cost of sales and $1 million is included within selling, general and administrative expenses. Also included within selling, general and administrative expenses in the three months ended June 30, 2018 is $4 million of nonrecurring consulting fees related to SS&M, partially offset by $9 million of OPEB income related to the termination of a retiree medical plan. (8) The twelve months ended June 30, 2018 includes $22 million of termination and integration costs associated with the acquisition of Futuris, of which $15 million is included within cost of sales and $7 million is included within selling, general and administrative expenses. Also included in the twelve months ended June 30, 2018 is a $1 million credit related to prior period adjustments ($11 million is included within cost of sales partially offset by $12 million included within selling, general and administrative expenses), $11 million of non-recurring consulting fees related to SS&M included within selling, general and administrative expenses and $8 million related to the impact of the U.S. tax reform legislation at YFAI included within equity income. The twelve months ended September 30, 2017 primarily includes $3 million of transaction costs associated with the acquisition of Futuris which is included within selling, general and administrative expenses and $12 million of initial funding of the Adient foundation which is included within selling, general and administrative expenses. (9) Stock based compensation excludes $1 million and $3 million for the three months ended June 30, 2018 and 2017, respectively, and $15 million and $16 million are excluded for the twelve months ended June 30, 2018 and September 30, 2017, respectively. These amounts are included in Becoming Adient costs discussed above. (10) For the three months ended June 30, 2018, depreciation excludes $2 million which is included in restructuring related charges discussed above. For the three months ended June 30, 2017, depreciation excludes $1 million which is included in Becoming Adient costs discussed above. For the twelve months ended June 30, 2018, depreciation excludes $6 million which is included in restructuring related charges discussed above and $1 million which is included in Becoming Adient costs discussed above. For the twelve months ended September 30, 2017, depreciation excludes $5 million which is included in Becoming Adient costs discussed above.

Appendix
Page 14

4. Revisions to Previously Reported Amounts

As disclosed at 2017 fiscal year end, Adient revised previously reported results to adjust equity income from a non-consolidated joint venture related to engineering costs that were inappropriately capitalized. Adient also revised previously reported net sales and cost of sales to present certain components of a contract on a net basis. The following tables disclose the quarterly impact for the three months ended June 30, 2017 of such previously disclosed revisions. Adient assessed the materiality of these misstatements on prior periods' financial statements in accordance with SEC Staff Accounting Bulletin ("SAB") No. 99, Materiality, codified in ASC 250 ("ASC 250"), Presentation of Financial Statements, and concluded that these misstatements were not material to any prior annual or interim periods. Accordingly, in accordance with ASC 250 (SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements), the consolidated financial statements as of and for the three months ended June 30, 2017, which are presented herein, have been revised. The following table illustrates the effect of these revisions on impacted line items in Adient's consolidated financial statements.

	Consolidated Statements of Income (Loss) Three Months Ended June 30, 2017		
(in millions, except per share data)	**As Reported**	**Adjustment**	**As Revised**
Net sales	$ 4,017	$ (10)	$ 4,007
Cost of sales	3,646	(10)	3,636
Equity income	94	(3)	91
Earnings before interest and income taxes	296	(3)	293
Income before income taxes	265	(3)	262
Net income (loss)	226	(3)	223
Net income (loss) attributable to Adient	204	(3)	201
Earnings per share:			
Diluted	$ 2.17	$ (0.03)	$ 2.14

	Consolidated Statements of Cash Flows Three Months Ended June 30, 2017		
(in millions)	**As Reported**	**Adjustment**	**As Revised**
Operating Activities			
Net income (loss)	$ 226	$ (3)	$ 223
Equity in earnings of partially-owned affiliates, net of dividends received	(84)	3	(81)

Adient has also revised its adjusted net income attributable to Adient and adjusted diluted EPS for the last three quarters as a result of adjusting income attributable to noncontrolling interests for intangible asset amortization at one of its affiliates. For the second quarter of fiscal 2018, this revision increased income attributable to noncontrolling interests by $2 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.03. For the first quarter of fiscal 2018, this revision increased income attributable to noncontrolling interests by $1 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.01. For the fourth quarter of fiscal 2017, this revision increased income attributable to noncontrolling interests by $2 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.02.